Exhibit (e)

4321 N. Ballard Road, Appleton, WI 54919-0001	Application for Individual Life Insurance

☐ New Business	☐ Contract Change	Contract number -

Section 1 - Proposed Insured (Member, unless otherwise indicated)

Name (print title, first, middle, last name and suffix, as applicable)			Sex	Date of birth (mm/dd/yyyy)

Yes	No
☐	☐	Are you a citizen of the United States of America (USA)?
☐	☐	If ‘No’, are you a permanent resident of the USA?
☐	☐	Are you (age 18 - 70) currently engaged in full time active military service (includes National Guard and Reserve duty if serving under published orders for active duty or full-time training)?
If yes:
What branch?
What is your paygrade?

Complete for age 16 or over
Current occupation	Earned income	Other income
	$	$
Source of other income	Net worth	Total existing life insurance with us
	$	$
Total existing life insurance with other companies $	Driver’s license number	Driver’s license state

Section 2 - Proposed Applicant Controller (Complete for age 15 or under)

Name (print title, first, middle, last name and suffix, as applicable)

Sex		Date of birth (mm/dd/yyyy)	Relationship to Proposed Insured

Yes	No
☐	☐	Is Proposed Insured a member of the applicant controller’s household?
☐	☐	Is Proposed Insured dependent upon the applicant controller for support?
☐	☐	Is the Applicant Controller (age 18 - 70) currently engaged in full time active military service (includes National Guard and Reserve service if serving under published orders for active duty or full-time training)?

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Section 3 - Third Party Ownership (Complete a Third Party Owner Application Supplement)

Reason for Third Party Ownership (e.g., estate clearance, retain control, business purposes)

Type of owner:
☐	Individual	☐ Multiple individuals

☐	Trust - The trust must be for the benefit, direct or indirect, of the member, member’s family or dependent(s).
☐	Business Type (e.g., Partnership, Sole Proprietorship)	-
☐	Other -

Yes	No
☐	☐	Is the Owner (age 18 - 70) currently engaged in full time active military service (includes National
Guard and Reserve service if serving under published orders for active duty or full-time training)?

Section 4 - Replacement
Yes	No	If ‘Yes’ to any question in Section 4, complete the replacement form if required by the state.
		In addition, if ‘Yes’ to questions 2 or 3, complete Thrivent Financial’s replacement evaluation form.
☐	☐	1.	Does any proposed applicant have one or more existing life insurance policies or annuity contracts with
			Thrivent Financial or another insurance company?
☐	☐	2.	Is the contract intended to replace any part of, or all of, another company’s life insurance policy or annuity
			contract?
			If ‘Yes’, is this a 1035 exchange?	☐ Yes	☐ No
☐	☐	3.	Is the contract intended to replace any part of, or all of, a Thrivent Financial’s or subsidiary of Thrivent
			Financial’s life insurance policy or annuity contract?
			If ‘Yes’, is this a 1035 exchange?	☐ Yes	☐ No

Section 5 - New Business Product Information

1.	Name of product (include term period, if applicable):

2.	Face amount: $______________________	- OR -	Basic amount:	$

			Additional protection:	$

		Total initial face amount:		$

Universal Life/Variable Universal Life Benefit/Rider Information (subject to product availability)

(For Variable Universal Life (VUL), also complete Variable Products Supplement to Application.)

Death Benefit Option:    ☐  Option 1    ☐  Option 2

Yes	No		Yes	No
☐	☐	Extended No-Lapse Guarantee	☐	☐	Term Life Insurance $
☐	☐	Disability Waiver (Check one):			(Check one): ☐ 10-Year ☐ 20-Year ☐ 30-Year
		☐ Selected Amount $ (annual)	☐	☐	Spouse Term Life Insurance $
		☐ Monthly Deduction			(Check one): 10-Year ☐ 20-Year 30-Year
☐	☐	Applicant Waiver of Selected Amount			Complete Other Proposed Insured Supplement to Individual Life Insurance Application.
		$ (annual)	☐	☐	Child Term Life Insurance (Check one):
		Available when Proposed Insured is age 0 - 15			☐ Existing child(ren) ($20,000)
☐	☐	Annual Increase of Face Amount			Complete Child Rider Supplement to Individual Life Insurance Application and provide name(s) of child(ren).
		(Check one): ☐ 3% ☐ 5% ☐ 7%			☐ Future child(ren) ($20,000)
☐	☐	Guaranteed Increase Option $			(If no covered child(ren) at time of application)
☐	☐	Accidental Death $	☐	☐

		Total Accidental Death -	☐	☐
Other Companies $

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Traditional Life Benefit/Rider Information (subject to product availability)
Yes	No		Yes	No
☐	☐	Waiver of Premium on Proposed Insured	☐	☐	Survivor Four-Year Term Life Insurance
☐	☐	Waiver of Premium on Other Proposed Insured			$
☐	☐	Applicant Waiver of Premium
		Available when Proposed Insured is age 0 - 15	☐	☐

			☐	☐
☐	☐	Guaranteed Purchase Option $			Additional Premium Option
☐	☐	Accidental Death $			☐ Lump Sum $
		Total Accidental Death -			☐ Billed * $
		Other Companies $			* The frequency will be the same as in Section 10.
☐	☐	Child Term Life Insurance (Check one)
☐ Existing child(ren) ($20,000)
Complete Child Rider Supplement to Individual Life
Insurance Application and provide name(s)
of child(ren).
☐ Future child(ren) ($20,000)
(If no covered child(ren) at time of application)
Section 6 - Contract Change (subject to product availability)

Face/Specified Amount:
☐ Increase to (UL/VUL only)$
☐ Decrease to $
Death Benefit Option:
☐ Level
☐ Variable
Spouse Term Life Insurance:
☐ Add * $
(Check one): ☐ 10-Year ☐ 20-Year ☐ 30-Year
☐ Cancel existing and add new rider for total of * $
(Check one): ☐ 10-Year ☐ 20-Year ☐ 30-Year
☐ Increase to * $
☐ Decrease to $
☐ Cancel
* Complete Other Proposed Insured Supplement to Individual Life Insurance Application.
Child Term Life Insurance:
☐ Future child(ren) option
(If no covered child(ren) at time of application)
☐ Add * $
☐ Cancel
☐ Add additional child(ren) *
☐ Cancel existing and add new rider *
$
* Complete Child Rider Supplement to Individual Life Insurance Application and provide name(s) of child(ren).

Waiver of Premium (Proposed Insured):
☐ Add ☐ Cancel
Waiver of Premium (Other Proposed Insured):
☐ Add * ☐ Cancel
* Complete Other Proposed Insured Supplement to Individual Life Insurance Application.
Waiver of Monthly Deduction:
☐ Add ☐ Cancel
Waiver of Selected Amount: (enter annual amount)
☐ Add $ ☐ Cancel
☐ Increase to $
☐ Decrease to $
☐ Cancel existing and add new rider
$
Applicant Waiver of Selected Amount:
(enter annual amount)
☐ Add $ ☐ Cancel
☐ Increase to $
☐ Decrease to $
☐ Change applicant and add * $
☐ Cancel existing and add new rider
$
* Transfer of applicant control form is required.
Applicant Insurance/Applicant Waiver (AI/AW):
☐ Add ☐ Cancel
☐ Change applicant and add *
* Transfer of applicant control form is required.

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Section 6 - Contract Change (continued)

Term Life Insurance:
☐ Add	$		☐ Cancel
(Check one):	☐ 10-Year	☐ 20-Year	☐ 30-Year
☐ Cancel existing and add new rider for
total of	$
(Check one):	☐ 10-Year	☐ 20-Year	☐ 30-Year
☐ Decrease to	$
Living Care: ☐ Cancel
Accidental Death:
☐ Add *	$		☐ Cancel
☐ Increase to *	$
☐ Decrease to	$
☐ Cancel existing and add new rider *
$
* Total Accidental Death -
Other Companies	$
Guaranteed Increase Option/Guaranteed Purchase
Option (GIO/GPO) (To exercise, complete Section 7):
☐ Add		$
☐ Decrease rider amount to		$
☐ Cancel
☐ Cancel existing and add new rider
$
Paid Up Insurance Option/Additional Premium
Option (PUIO/APO):
☐ Scheduled amount change requested
$
☐ Unscheduled amount/lump sum
$
Reconsiderations:
☐ Reduce Insured’s rating
☐ Reduce Other Insured’s rating *
☐ Reduce applicant's rating
☐ Change to non-tobacco/non-smoker
☐ Other -
* Complete Other Proposed Insured Supplement to Individual Life Insurance Application.

Cost of Living (2004 UL/VUL only):
☐ Add	☐ Cancel

Indexing (Horizon I & II only):
Fixed Rate:
☐ Increase to	% (3-9%)	☐ Cancel
☐ Decrease to	% (3-9%)

Consumer Price Index (CPI):
☐ Add 100% CPI
☐ Increase to	% (50%, 75%, 100%)
☐ Decrease to	% (50%, 75%, 100%)
☐ Cancel

Annual Increase (UL II and VUL II only):
☐ Add	% (3%, 5%, 7%)
☐ Change	% (3%, 5%, 7%)
☐ Cancel

Billing Change only:
☐ Change to Fixed	% ☐ Add 100% CPI
☐ Change to CPI	% ☐ Cancel CPI/Fixed
☐ Add Fixed	%

Dividend Term Insurance
☐ Cancel
☐ Decrease to	$

Insurance Split Option (Survivor only):
☐ Cancel

Survivor Four Year Term Life Insurance (Survivor only):
☐ Cancel
☐ Decrease to	$

Other - ____________________________
☐ Add
☐ Increase to
☐ Decrease to
☐ Cancel

Section 7 - New Business and Contract Change: Exercise Options

Complete for exercising any of the following from an existing contract such as: Traditional Life Guaranteed Purchase Option (GPO), Term Plan/Rider Conversion, Child Rider Purchase Option, Dividend Term Insurance Conversion, Survivor Purchase Option, Exchange Option, Insurance Builder Benefit (IBB), Family Insurance Benefit, Thrivent Financial Employee Group Term Conversion. For New Business only: Internal 1035 Exchange, Insurance Split Option.

For Contract Change only: UL/VUL Guaranteed Increase Option (GIO).

Existing Contract No.	Type of Option	Amount to Exercise	Amount to Continue
		$	$
		$	$
		$	$
		$	$
		$	$

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Section 7 - New Business and Contract Change: Exercise Options

Complete for GIO/GPO/IBB:	Date (mm/dd/yyyy) -

☐ Regular/Fixed
☐ Alternate * Reason:	☐ Marriage	☐ Birth	☐ Adoption	☐ Age 16	☐ New home purchase

Increase Accidental Death (AD)? **	☐ Yes - Amount of AD increase - $ ☐ No

* The exercise of this option may cancel the next available regular/fixed option.

** Accidental Death must be on the contract that is being exercised.

Section 8 - Dividend and Automatic Premium Loan Options (New Business)

☐ Accumulate at interest	☐ Cash	☐ Paid-Up Additions (PUA)	☐ Premium reduction/excess to cash
☐ Premium reduction/excess to PUA		☐ Premium reduction/excess to PUA/surrender PUA
☐ Reduce Debt	☐ Premium reduction/reduce debt

For Whole Life Products with Additional Protection, including First-to-Die and Survivor.

☐ Adjustable yearly term/excess to PUA	☐ Adjustable yearly term/excess to reduce premiums/excess to PUA

Yes	No
☐	☐	I elect the Automatic Premium Loan provision to be in effect.

Section 9 - Preliminary Declaration of Insurability

Height		Weight	Weight 1 yr. ago or at birth if under			Reason for weight loss
Ft	In	Lbs	age 1 -	Lbs	Oz

Yes	No	Complete for age 16 or over. Initial premium cannot be collected if answer to question 1 and/or 2 is ‘Yes’.
☐	☐

1. Within the past six months, have you been diagnosed by a physican or other member of the medical profession or hospitalized for: heart attack, stroke, congestive heart failure, diabetes, internal cancer or melanoma, emphysema or any terminal illness?

☐	☐	2. Within the past 60 days, have you been advised by a physician or other member of the medical profession to have any diagnostic test or surgery not yet completed?
☐	☐	Complete for age 18 or over. (Complete for age 16 or over if applying for Level Term.) Do you currently use, or within the past 10 years have you used, tobacco or other nicotine products?
		Type of Tobacco/Nicotine Product	Quantity	Frequency	Date Last Used

Section 10 - Premium Payment Information

Total initial premium: $	☐ No premium with application

Premium billing amount	Frequency:	☐ Annual	☐ Semi-annual	☐Quarterly	☐Monthly
$		☐ No bill	☐ ______________________________________

Billed Premium Indexing/Increase (UL/VUL):

New Business only

☐ Fixed              %

For Variable Universal Life (VUL), also complete Variable Products Supplement to Application for premium allocations.

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Section 11 - Beneficiary for Proposed Insured

List full name, relationship to Proposed Insured, address, and Social Security number for each beneficiary.

Primary:

First Contingent:

Second Contingent:

Is the beneficiary designated for Term Life Insurance Rider the same as the beneficiary designated for the Proposed Insured?

☐ Yes      ☐ No         If ‘No’, complete a separate beneficiary designation form.

Payment Provisions:

In some contracts, “primary beneficiary,” “first contingent” and “second contingent” may have been referred to as “first beneficiary,” “second beneficiary” and “third beneficiary,” respectively. Refer to your contract.

If any beneficiary dies at the same time as the insured/annuitant, or within 15 days after the insured/annuitant dies and before the death proceeds are paid, we will pay the death proceeds as though that beneficiary died before the insured/annuitant.

If two or more persons are named as primary beneficiaries, the death proceeds will be paid equally to the survivors or survivor, unless otherwise directed. The same shall be true for contingent beneficiaries if no primary beneficiaries survive.

When a trust is designated beneficiary, we shall not be obliged to inquire into the terms of any trust. Payment to the trust shall fully discharge us from all liability.

The words “children,” “issue,” “grandchildren” and “children of a deceased child” shall include adopted children, adopted grandchildren, and adopted children of a deceased child unless otherwise specified.

Beneficiary designations which include the terms “or” or “and/or” will be administered as if the conjunction “and” was used.

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Section 12 - Special Requests

Section 13 - Agreement and Signature

I understand and agree that:

1.	I have read (or have had read to me) all statements and answers recorded on this application. They are given to obtain this insurance and are, to the best of my knowledge and belief, true, complete and correctly recorded.

2.	The entire application consists of this Application for Individual Life Insurance and all supplemental application forms required for the contract or change applied for as defined by the company. The entire application will become part of any contract issued or the contract for which a requested change has been approved.

3.	No Representative of the company has the authority to change or waive any question contained in the application or to modify the application in any way.

4.	No Representative of the company has the authority to accept risks or determine insurability for the company.

5.	The date of the application is the latest of the following dates: a) The date shown on the Application for Individual Life Insurance; b) The date shown on any required supplemental application forms; c) The date shown on the Declaration of Insurability.

6.	Any change in this application that will result in any change in plan of insurance, amount, age at issue, sex, class or benefits shall require my written consent.

7.	If the answers on this application are incorrect or untrue, the company may have the right to deny benefits or rescind the contract. I understand that all information must be stated in the application and if not stated in the application, it is not considered given to the company.

In addition, for New Business:

Except as provided in the Conditional Temporary Life Insurance Agreement, issued if the first premium for the contract applied for is paid, no insurance will take effect unless and until:

a.	A contract of insurance is issued and delivered;

b.	The first full premium is paid during the lifetime of the person to be covered; and

c.	The health of all persons to be insured remains as stated in this application.

In addition, for Contract Change:

1.	I agree that the requested change in my contract shall not become effective unless and until the required premium has been paid and the requested change has been approved by the company.

2.	With regard to statements made in this application, the Incontestability provision will apply from the effective date of the contract change.

3.	For a conversion, date of issue as it appears in the Suicide and Incontestability provisions of any new contract means the issue date of the existing contract or existing benefit being converted. As it applies to any increase in the amount at risk or to additional risks assumed by the company over and above those existing in the contract or benefit prior to its conversion, date of issue means the date of issue on the new contract.

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Section 13 - Agreement and Signature (continued)

In addition, for Variable Universal Life:

1.	I have received and reviewed the current prospectus for this contract. I understand the provisions of the prospectus and agree to its terms.

2.	I understand that, under the contract applied for, the amount of the accumulated value may increase or decrease daily based on the investment experience of the variable account and that the amount or duration of the death benefit may vary with the accumulated value.

3.	With this in mind, the contract applied for is in accord with my investment objectives, anticipated insurance and financial needs.

My signature applies to all sections and statements in this application.

Signed at
	City	State

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Signature of Proposed Insured (age 16 or over) Parent or guardian (if Proposed Insured is age 0-15) and date signed (mm/dd/yyyy)	Signature of Other Proposed Insured and date signed (mm/dd/yyyy)
Signature of applicant controller and date signed (mm/dd/yyyy)	Signature of owner and date signed (mm/dd/yyyy)
Signature of owner and date signed (mm/dd/yyyy)	Signature of owner and date signed (mm/dd/yyyy)
Signature of owner and date signed (mm/dd/yyyy)	Signature of owner and date signed (mm/dd/yyyy)
To the best of my knowledge, the contract applied for ☐is ☐ is not intended to replace any part of, or all of, another life insurance policy or annuity contract.
Signature of representative and date signed (mm/dd/yyyy)	Print name and code number

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